UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C.
FORM 8-K/A
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 27, 2012
BIDFISH.COM, INC. (Exact name of registrant as specified in its charter)
000-53512 (Commission File No.)
Nevada (State or other jurisdiction of incorporation)	90-0768498 (I.R.S. Employer Identification No.)
2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972) 963-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Oil and Gas Leases

Our company, Bidfish.com, Inc., has acquired three oil and gas leases located in Clay County, Texas.  These oil and gas leases contain approximately 3,017 acres, in the aggregate, and were acquired for cash in the total approximate amount of $172,000.  These leases are contiguous.  We expect to acquire additional adjacent acreage in the near future, although there is no assurance that such will be the case.

On January 27, 2012, we acquired an oil and gas lease located in Clay County, Texas, which contains approximately 1,840 acres.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 21% landowner’s royalty.  Also on January 27, 2012, we acquired a second oil and gas lease located in Clay County, Texas, which contains approximately 120 acres.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 12.5% landowner’s royalty.  On February 2, 2012, we acquired an oil and gas lease located in Clay County, Texas, which contains approximately 1,057 acres.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 25% landowner’s royalty.

While adjacent properties have produced oil and gas, there has not yet been any drilling on our leased acreage.  There is no assurance that any well or wells drilled on our leased acreage will produce oil and/or gas.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Assets

On January 27, 2012, we acquired an oil and gas lease located in Clay County, Texas, which contains approximately 1,840 acres, from a third party, Glynda Gentry.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 21% landowner’s royalty.  Also on January 27, 2012, we acquired a second oil and gas lease located in Clay County, Texas, which contains approximately 120 acres, from a third party, J.H. Belcher.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 12.5% landowner’s royalty.  On February 2, 2012, we acquired an oil and gas lease located in Clay County, Texas, which contains approximately 1,057 acres, from a third party, Royalty Clearinghouse, Ltd.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 25% landowner’s royalty. None of the persons from whom we acquired a lease is an affiliate of our company.

We acquired the three oil and gas leases for cash in the total approximate amount of $172,000.  We acquired these leases with funds on hand.

Background Information

Our company was incorporated on June 27, 2006, under the name “Park and Sell Corp.”  Prior to September 15, 2009, we were engaged in the business of offering vehicles, ATVs, motorcycles, campers, RVs and boats for sale privately at a fixed fee. It was our intention to be one of the few website-driven businesses offering buyers and sellers the opportunity to search, view, contact, buy and sell privately owned vehicles, ATVs, motorcycles, campers, RVs and boats.  As this business plan proved to be unsuccessful, our management then sought to identify, evaluate and investigate various companies and compatible or alternative business opportunities.

Effective September 15, 2009, we completed a merger with our wholly-owned subsidiary, Bidfish.com, Inc., a Nevada corporation, for the purpose of effecting a change in our name from “Park and Sell Corp.” to “Bidfish.com, Inc.”  In conjunction with this transaction, our business plan changed to operating a website, Bidfish.com, that offered online entertainment shopping, specifically online auctions of consumer goods.

Also effective September 15, 2009, we effected a 31-for-1 forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 100,000,000 shares of common stock at $0.00001 par value to 3,100,000,000 shares of common stock at $0.00001 par value. Our issued and outstanding increased from 6,920,000 shares of common stock to 214,520,000 shares of common stock. Our preferred stock remained unchanged at 100,000,000 shares of preferred stock at $0.00001 par value.

Until a November 7, 2011, change in control of our company, we operated the website “Bidfish.com” as an online entertainment shopping portal, without having made any sales through this plan of business.

Effective November 7, 2011, our board of directors approved a 1-for-6 reverse stock split of authorized, issued and outstanding shares of common stock.  We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein we issued one share for every six shares of common stock issued and outstanding immediately prior to the effective date of the reverse stock split.  As a result, our authorized capital decreased from 3,100,000,000 shares of common stock with a par value of $0.00001 to 516,666,666 shares of common stock with a par value of $0.001. Our authorized preferred stock remained unchanged at 100,000,000 shares of preferred stock with a $0.00001 par value.

Effective with the change in control of our company on November 7, 2011, we began to seek one or more oil and gas properties to acquire.  With the acquisition of the oil and gas leases described above, on January 27, 2012, we became engaged in the oil and gas industry.

Current Business Plan

Our intention is to become a significant producer of oil and natural gas. We are in the process of determining the best course of action for developing our business.  We have recently formed an alliance with an affiliated oil and gas drilling partnership, Halter Oil and Gas, L.P., a Texas limited partnership.  We intend to assign working interests in our three leases to this limited partnership, in the event it is successful in raising the capital needed to drill one or more wells on the leases.  There is no assurance that limited partnership will be successful in raising the necessary capital.  In the event this limited partnership is unable to obtain sufficient capital, we may elect to develop our leases with outside participation. We intend to acquire additional oil and gas properties, including properties adjacent to our current leases, for development, which may involve farm-outs and/or joint ventures with industry partners.  We may develop other strategies for attaining our goal of becoming an oil and gas producing company.

We must obtain additional capital, whether directly or through our arrangement with Halter Oil and Gas, L.P., or similar entity, in order to develop our leases.  There is no assurance that we will ever possess sufficient capital with which to develop our leases.

Regulations

The oil and gas industry is the subject of extensive regulation at the federal and state levels, including, among others, regulation by the Environmental Protection Agency. We intend to take all measures necessary in our attempts to comply with all applicable regulations effecting the drilling and completing of one or more well.  If we are unable to comply with such regulations, it could have a material adverse effect on our company.

Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both.  It is possible that increasingly strict requirements will be imposed by environmental laws and enforcement policies thereunder.  Drilling and production operations are also subject to laws and regulations concerning occupational safety and health.  It is not anticipated that we will be required, in the near future, to expend material amounts in complying with environmental or occupational safety and health laws and regulations.  However, inasmuch as such laws and regulations are frequently changed, it is impossible to predict the ultimate cost of compliance.

Employees

Currently, our only employee is our President.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below before deciding to purchase shares of our common stock.  If any of the events, contingencies, circumstances or conditions described in the risks below actually occur, our business, financial condition or results of third party operations upon which our interests may depend could be seriously harmed.  The trading price of our common stock could, in turn, decline and you could lose all or part of your investment.

Risks Related to Our Company

Our limited history makes an evaluation of our company extremely difficult, and profits are not assured.

In view of our lack of history in the oil and gas exploration business and the fact that we do not have a current revenue stream from operations, it may be difficult for investors to evaluate our business and prospects.  Each investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  For our business plan to succeed, we will engage in the following activities:

•	Find and acquire rights in attractive oil and gas properties;

•	Develop or cause third parties to develop the oil and gas properties to a stage at which oil and gas are being produced in commercial quantities;

•	Procure purchasers of commercial production of oil and gas;

•	Comply with applicable laws and regulations;

•	Identify and enter into binding agreements with suitable business partners for future projects;

•	Raise a sufficient amount of funds to continue acquisition, exploration and development programs;

•	Respond to competitive developments and market changes; and

•	Attract, retain and motivate qualified personnel.

There can be no assurance that we will be successful in undertaking any or all of such activities.  A failure to undertake successfully most, if not all, of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations.  In addition, there can be no assurance that exploration and production activities, if any, will produce oil and gas in commercial quantities, if any, or at all.  There can be no assurance that sales of oil and gas production will generate significant revenues for a sustained period or that we will be able to achieve or sustain profitability in any future period.

Cumulative voting is not available to shareholders.

Cumulative voting in the election of directors is expressly denied in our Articles of Incorporation.  Accordingly, the holder or holders of a majority of the outstanding shares of our common stock may elect all of our directors.  Currently, our largest shareholder, Kevin Halter, Jr., is also our sole officer and director and Mr. Halter’s large percentage ownership of the outstanding common stock, approximately 80%, will enable him to maintain his positions as such and, thus, control of our business and affairs.

The low trading price of our common stock brings to bear additional regulatory requirements, which may negatively affect the trading price.

The trading price of our common stock is below $5.00 per share.  As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock.  As a consequence, the market liquidity of our common stock could be severely and negatively affected by these regulatory requirements.

We will incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance initiatives.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including rules subsequently implemented by the SEC, imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will be required to devote a substantial amount of time to these compliance initiatives.  Moreover, these rules and regulations will serve to increase our legal and financial compliance costs and will make some activities more time-consuming and costly.  For example, these new rules and regulations are expected to make it more difficult and more expensive to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and the independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. The testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and will expect that we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are unable to comply with the requirements of Section 404 in a timely manner, or if the independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of the stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Management controls a significant percentage of our current outstanding common stock and their interests may conflict with those of our shareholders.

Currently, our sole officer and director owns approximately 80% of our outstanding common stock.  This concentration of voting control gives this person control over any matters which require a shareholder vote, including, without limitation, the election of directors, even if his interests may conflict with those of other shareholders.  It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control.  This could have a material adverse effect on the market price of the common stock or prevent the shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

We are dependent on our sole officer and director.

We depend on the services of our sole officer and director, Kevin Halter, Jr. The future loss of Mr. Halter could have a material adverse effect on our operations.  We do not maintain key-man life insurance with respect to Mr. Halter.

We may experience potential fluctuations in results of operations.

Our future revenues, if any, may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to develop infrastructure to accommodate growth; (e) the ability to attract new independent producers with prospects in a timely and effective manner; and (f) the amount and timing of operating costs and capital expenditures relating to establishing our business operations and infrastructure.  As a result of our lack of operating history and the emerging nature of our business plan, it is difficult to forecast  revenues or earnings accurately, which, if established, may fluctuate significantly from quarter to quarter.

Our company and any future operators of our projects depend on industry vendors and may not be able to obtain adequate services.

We will be largely dependent on industry vendors for our success.  These contracted services will include, but are not limited to, drilling, completion, workovers and reentries, geological evaluations, engineering, leasehold acquisition, operations, legal, investor relations/public relations and prospect generation.  We could be harmed if the operators of our projects fail to attract quality industry vendors to participate in the drilling of prospects or if industry vendors do not perform satisfactorily.  We will have little control over factors that influence the performance of such vendors.

Our company will rely on third parties for production services and processing facilities.

The marketability of the our production will depend upon the proximity of our reserves, if any, to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities.  The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties.  A shut-in or delay or discontinuance could materially adversely affect our financial condition.

Our directors and officers have limited liability and have rights to indemnification.

Our Articles of Incorporation and Bylaws provide, as permitted by governing Nevada law, that our directors and officers shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, with certain exceptions.  The Articles further provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been its directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in the Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Articles of Incorporation provide for the indemnification of our officers and directors, and the advancement to them of expenses in connection with any proceedings and claims. The Articles include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

Risks Related To the Oil and Gas Business

Investment in the oil and gas business is risky.

Oil and gas exploration and development is an inherently speculative activity.  There is no certain method to determine whether or not a given prospect will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production.  There is always the risk that development of a prospect may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce.  There is no guarantee that a producing asset will continue to produce.  Because of the high degree of risk involved, there can be no assurance that we will recover any portion of an investment or that an investment in oil and gas exploration activities will be profitable.

The oil and gas business is subject to drilling and operational hazards.

The oil and gas business involves a variety of operating risks, including:

•	blowouts, cratering and explosions;

•	mechanical and equipment problems;

•	uncontrolled flows of oil and gas or well fluids;

•	fires;

•	marine hazards with respect to offshore operations;

•	formations with abnormal pressures;

•	pollution and other environmental risks; and

•	natural disasters.

Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of operations and substantial losses.  Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks.  In accordance with customary industry practice, our operators will maintain insurance against some, but not all, of these risks and losses.  The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and the results of operations.

We will face fierce competition from other companies in the acquisition of development opportunities.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for desirable prospects.  We will encounter intense competition from other companies and other entities in the pursuit of quality prospects for investment.  We may be competing with numerous gas and oil companies which may have financial resources significantly greater than ours.

Oil and gas properties are subject to unanticipated depletion.

The acquisition of oil and gas prospects is almost always based on available geologic and engineering data, the extent and quality of which may vary in each case.  Successful wells may deplete more rapidly than the available geological and engineering data originally indicated.  Any unanticipated depletion would result in a lower return for our company or a loss to the shareholders.

Oil and gas prices are volatile.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on the prices that we receive for oil and gas production.  Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results.  Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically.  High oil and gas prices could preclude acceptance of our business model.  Depressed prices in the future would have a negative effect on our future financial results.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.  Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.  These factors include:

•	the threat of global terrorism;

•	regional political instability in areas where the exploratory wells are drilled;

•	the available supply of oil;

•	the level of consumer product demand;

•	weather conditions;

•	political conditions and policies in the greater oil producing regions, including the Middle East;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	the price of foreign imports;

•	actions of governmental authorities;

•	domestic and foreign governmental regulations;

•	the price, availability and acceptance of alternative fuels; and

•	overall economic conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices.  Our inability to respond appropriately to changes in these factors could negatively affect our profitability.

Terrorist attacks and continued hostilities in the Middle East or other sustained military campaigns may adversely impact the industry and us.

The terrorist attacks that took place in the United States on September 11, 2001, were unprecedented events that have created many economic and political uncertainties, some of which may materially adversely impact us. The long-term impact that terrorist attacks and the threat of terrorist attacks may have on the oil and gas business is not known at this time. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may adversely impact us in unpredictable ways.

We are subject to domestic governmental regulations and hazards related to environmental issues.

Gas and oil operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources.  Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress.  It is impossible to predict future proposals that might be enacted into law and the effect they might have on our company.  Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on us.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered.  Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of company leases.  Although it is anticipated that insurance will be obtained by third-party operators for the benefit of our company, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons.  Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.  Operations are subject to numerous stringent and complex laws and regulations at the federal, state and local levels governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

The Oil Pollution Act of 1990 (“OPA 90”) and its implementing regulations impose a variety of requirements related to the prevention of oil spills, and liability for damages resulting from such spills in United States waters. OPA 90 imposes strict joint and several liability on responsible parties for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operation regulation. If a party fails to report a spill or to cooperate fully in a cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. For onshore facilities, the total liability limit is $350 million. OPA 90 also requires a responsible party at an offshore facility to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), also known as the “Superfund” law, and analogous state laws impose strict, joint and several liability on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These parties include the owner or operator of the site where the release occurred, and those that disposed or arranged for the disposal of hazardous substances found at the site. Responsible parties under CERCLA may be subject to joint and several liability for remediation costs at the site, and may also be liable for natural resource damages. Additionally, it is not uncommon for neighboring landowners and other third parties to file tort claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our company’s properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

Competition

We operate in a highly competitive environment for acquiring properties, marketing crude oil and natural gas and securing trained personnel. Our competitors likely will possess and employ financial, technical and personnel resources substantially greater than ours.  Those companies may be able to pay more for productive crude oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. In addition, shortages or the high cost of drilling rigs could delay or adversely affect our development and exploration operations. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the crude oil and natural gas industry and we may be unable to secure capital on terms acceptable to us or at all.

Properties

Oil and Gas Leases.  We own an oil and gas lease located in Clay County, Texas, which contains approximately 1,840 acres.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 21% landowner’s royalty.

We also own a second oil and gas lease located in Clay County, Texas, which contains approximately 120 acres.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 12.5% landowner’s royalty.

In addition, we own a third oil and gas lease located in Clay County, Texas, which contains approximately 1,057 acres.  This lease has a three year term and for so long thereafter as oil and/or gas is produced therefrom.  This lease is burdened with a 25% landowner’s royalty.

Our leases are contiguous.  We expect to acquire additional adjacent acreage in the near future, although there is no assurance that such will be the case.

Executive Offices.  Our office is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.  An affiliate of our company provides this office space at no charge.

Management’s Discussion and Analysis; Plan of Operation

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Quarterly Report on Form 10-Q for the period ended November 30, 2011, is incorporated herein by reference.

Marketing

We believe that there would be a ready market for any oil produced from our leased properties, with the oil being picked up by local petroleum purchasers from storage tanks.  There is a gas transmission line within a reasonable distance from these properties, and, if a well is capable of commercial gas production, such gas transmission line will be utilized for selling the gas.  There can be no assurance that the current market for oil and gas will not diminish and competition may arise from other sources of energy.  Such factors would be beyond our control.

Beneficial Ownership of Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 15, 2012, by (i) each of our executive officers, (ii) each member of our board of directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is the address of our company, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Halter Energy Capital Corporation (2)	44,500,000 (3)	80.18%

All officers and directors as a group (one person)	44,500,000 (3)	80.18%

(1)	Based on 55,500,030 shares of our common stock issued and outstanding as of February 15, 2012.
(2)	Our sole officer and director, Kevin Halter, Jr., is the owner of Halter Energy Capital Corporation, who possesses voting and investment control with regard to the securities owned by this entity.
(3)	These shares are owned directly by Halter Energy Capital Corporation and indirectly by our sole officer and director, Kevin Halter, Jr., through his ownership of such entity.

Directors, Executive Officers and Corporate Governance

Information with respect to our directors, executive officers and corporate governance is set forth under Item 10.  Directors and Executive Officers, Promoters and Control Persons of our Annual Report on Form 10-K for the year ended August 31, 2011, and is incorporated herein by reference.

Executive Compensation

Information with respect to the executive compensation our executive officers is set forth under Item 11. Executive Compensation of our Annual Report on Form 10-K for the year ended August 31, 2011, and is incorporated herein by reference.

Certain Relationships and Related Transactions

In October 2011, we entered into, and in November 2011 we consummated, a Stock Purchase Agreement with Halter Energy Capital Corporation, a Texas corporation owned by our sole officer and director, Kevin Halter, Jr., pursuant to which we issue 44,500,000 shares of our common stock, in exchange for cash of $500,000. We also issued to Halter Energy Capital Corporation a two-year warrant to purchase 20,000,000 shares at an exercise price of $0.20 per share and exercisable upon 65-days prior written notice.  All such shares of common stock and warrant shares are subject to demand and piggy-back registration rights.

Also in October 2011, we entered into, and in November 2011 we consummated, a Redemption Agreement with Juan Carlos Espinosa, our former chief executive officer and principal shareholder, under which we redeemed 24,753,333 shares of our common stock for $1,000 in cash. At the closing, Mr. Espinosa resigned as an officer and a director of our company, with Kevin Halter, Jr. assuming such positions in his stead.

In December 2006, we issued 1,291,667 shares of our common stock to Michael Trumper, a former officer and director, in consideration of $2,500 in cash and 1,291,667 shares of our common stock to Ryan Lockhart, a former officer and director, in consideration of $2,500 in cash.

In April 2009, we entered into a Stock Purchase Agreement with Juan Carlos Espinosa, a former officer and director.  Mr. Espinosa purchased the shares for $100,000 in cash.

During the year ended August 31, 2009, we repaid our former president, Michael Trumper, his advances to our company in the total amount of $24,509.

During the year ended August 31, 2010, Juan Carlos Espinosa advanced a total of $18,993 to our company to pay for professional and filing fees incurred to complete and file our quarterly and annual filings, the full amount of which advances was subsequently forgiven on August 31, 2010.

During the year ended August 31, 2011, Juan Carlos Espinosa advanced a total of $9,047 to our company.  As at August 31, 2011 the Company had a balance of $9,047 owed to Mr. Espinosa, which is unsecured, non-interest bearing and has no fixed terms of repayment.

In September 2011, we issued a promissory note with a face amount of $20,000 to our former officer and director, Juan Carlos Espinosa, which promissory note bears interest at 12% per annum and is unsecured and payable upon demand.

During the year ended August 31, 2011, we incurred transfer agent fees in the total amount of $17,427 to a company of which our sole officer and director, Kevin B. Halter, Jr. is the president and owner.  Currently, we owe this transfer agent approximately $20,000.

Legal Proceedings

We are not involved in any legal proceedings.

Market for Common Stock

As of February 15, 2012, there were 53 holders of record of our common stock. As of such date, 55,500,030 common shares were issued and outstanding.  Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “BDFH”.  The following table sets forth quarterly high and low sales prices for each quarter of the years ended December 31, 2010 and 2011, which prices have been adjusted to reflect: (1) a 31-for-1 forward stock split of our common stock effective September 15, 2009, and (2) a 1-for-6 reverse stock split effective November 7, 2011.

	2011				2010
	Quarter Ended				Quarter Ended
	3/31	6/30	9/30	12/31	3/31	6/30	9/30	12/31
High	*	$.21	*	*	*	$.192	*	$.18
Low	*	$.21	*	*	*	$.192	*	$.18

*	There were no trades in our common stock during this period.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future.  Although there are no restrictions that limit the ability to pay dividends on our shares of common stock, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

Recent Sales of Unregistered Securities

1.  (a) Securities Sold. On November 7, 2011, 44,500,000 shares of common stock were issued; (b) Underwriter or Other Purchasers. Such shares of common stock were issued to Halter Energy Capital Corporation; (c) Consideration. Such shares of common stock were issued for $500,000 in cash; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

2.  (a) Securities Sold. On November 7, 2011, 20,000,000 common stock purchase warrants to purchase a like number of shares of common stock were issued; (b) Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Halter Energy Capital Corporation; (c) Consideration. Such common stock purchase warrants were issued as part of a securities unit, there being no consideration assigned to such common stock purchase warrants; and (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company; (e) Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $0.20 per share.  All of the common stock purchase warrants are exercisable until November 2013 upon 65-days prior written notice.

Description of Securities

General.  Our authorized capital stock consists of 516,666,666 shares of common stock, $.001 par value per share, and 100,000,000 shares of preferred stock, $.00001 par value per share.  There are 44,500,000 shares currently issued and outstanding; a total of 20,000,000 shares are reserved for issuance upon the exercise of a like number of currently exercisable warrants; and there are no shares of preferred stock issued and outstanding.

Common Stock.  The following is a summary of the material rights and restrictions associated with our common stock.  This description does not purport to be a complete description of all of the rights of our shareholders and is subject to, and is qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this Prospectus is a part.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (iii) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.

On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

A “plurality” means the excess of the votes cast for one candidate over any other.  When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Preferred Stock.  The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our shareholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of our Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws.  Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for, or preventing, a third party from acquiring control of our company or changing our Board of Directors and management.  According to our Articles of Incorporation and Bylaws, the holders of our common stock do not have cumulative voting rights in the election of our directors.  The combination of the present ownership by a few shareholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other shareholders to replace our Board of Directors or for a third party to obtain control of our company by replacing our Board of Directors.

Anti-Takeover Effects of Nevada Law.

Business Combinations.  The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.  Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.  The effect of this business combination law is to potentially discourage parties interested in taking control of Louisiana Food Company from doing so if our Board of Directors does not approve.

Control Share Acquisitions.  The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Indemnification

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to our company or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to our company or our shareholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Nevada law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Company Contact Information

We are currently in the process of revising our corporate website (www.bidfish.com). Once the revisions are complete, we will make available free of charge our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as all amendments to those reports, as soon as reasonably practicable after the report is filed with or furnished to the SEC.  Information that appears in the future on our website is not incorporated by reference and you should not consider such information as part of this report.

We file periodic reports and proxy statements with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file our reports with the SEC electronically. The SEC maintains an internet web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

Our offices are located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034; our telephone number is (972) 963-0001.

Item 5.06	Change in Shell Company Status.

As described under Item 2.01 above, on January 27, 2012, our company, Bidfish.com, Inc., exited “shell company” status, with the acquisition of the first two of three oil and gas leases located in Clay County, Texas.  With these lease acquisitions, our company began to conduct active business operations within the oil and gas industry.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 31, 2012, the holder of a majority of our outstanding shares took action by written consent in lieu of a meeting, whereby this person approved a change of our corporate name to DYM Energy Corporation.

With the approval of the change of our corporate name, we will effect such change pursuant to an amendment of our Articles of Incorporation made in conjunction with our required filings with the SEC and with FINRA relating to our obtaining a new trading symbol for our common stock.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit #	Description
10.1 *	Letter Agreement between Bidfish.com, Inc. and Halter Oil & Gas, L.P.
* filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: February 16, 2012	BIDFISH.COM, INC.

	By:	/s/ KEVIN HALTER, JR.
Kevin Halter, Jr., President